    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1999
                                                            REGISTRATION NO 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                                    --------

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                 CARESIDE, INC.
                                 --------------
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                            23-2863507
      (State or Other Jurisdiction               (I.R.S. Employer
          of Incorporation or                     Identification
              Organization)                           Number)

                              6100 BRISTOL PARKWAY
                             CULVER CITY, CA  90230
                    (Address of principal executive offices)

               1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                      1996 KEY EXECUTIVE STOCK OPTION PLAN
               1998 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                        1998 DIRECTOR STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                     JAMES R. KOCH, CHIEF FINANCIAL OFFICER
                              6100 BRISTOL PARKWAY
                             CULVER CITY, CA  90230
                    (Name and address of agent for service)

                                 (310) 338-6767
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

   TITLE OF         AMOUNT TO BE     PROPOSED MAXIMUM   PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
 SECURITIES TO     REGISTERED (1)     OFFERING PRICE             OFFERING                 REGISTRATION
 BE REGISTERED                         PER SHARE (3)             PRICE (3)                    FEE



Common Stock         2,000  shares       $5.000                   $   10,000                    $2.78
                   222,618  shares       $5.200                   $1,157,614                  $321.82
                     1,000  shares       $5.560                   $    5,560                    $1.55
                     4,000  shares       $5.625                   $   22,500                    $6.26
                    45,674  shares       $5.720                   $  261,255                   $72.63
                    45,000  shares       $5.875                   $  264,375                   $73.50
                     2,000   hares       $6.750                   $   13,500                    $3.75
                   116,757  shares       $6.760                   $  789,277                  $219.42
                    11,538  shares       $7.280                      $83.997                   $23.35
                     7,212  shares       $7.440                   $   53,657                   $14.92
                    14,815  shares       $7.500                   $  111,112                   $30.89
                     1,202  shares       $8.080                   $    9,712                    $2.70
                    859,238 shares (2)                                                      $1,328.70
Total             1,333,054 shares                                                          $2,102.27

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1996 Incentive and Non-Qualified Stock Option Plan, 1996 Key Executive Stock Option Plan, 1998 Incentive and Non-qualified Stock Option Plan, 1998 Director Stock Option Plan and Employee Stock Purchase Plan (collectively, the "Plans").

(2) Includes 82,300 shares that may be issued in the future under the 1996 Incentive and Stock Option Plan, 565,000 shares that may be issued in the future under the 1998 Incentive and Non-Qualified Stock Option Plan, 60,000 shares that may be issued in the future under the 1998 Director Stock Option Plan and 150,000 shares that may be issued in the future under the Employee Stock Purchase Plan.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of (i) option exercise prices as listed above with respect to outstanding options to purchase 473,816 shares, and
     (ii) the average of the high and low prices per share of the Registrant's Common Stock on the American Stock Exchange on December 9, 1999 with respect to the remaining aggregate of 859,238 shares subject to future grant under the Plans.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by Careside, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

        1. The Company's prospectus dated June 16, 1999 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

        2. The description of the Company's common stock, $.01 par value per share, contained in the registration statement on Form 8-A of the Company (Commission File No. 001-15051) filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on May 28, 1999.

        3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed pursuant to the Exchange Act on August 13, 1999 (Commission File No. 001-15051).

        4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed pursuant to the Exchange Act on November 12, 1999 (Commission File No. 001-15051).

        All documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our amended and Restated Certificate of Incorporation (the "Charter") provides that we shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), as amended from time to time, to each person who is or was one of our directors or officers and the heirs, executors and administrators of such a person. Any expenses, including attorneys' fees, incurred by a person who is or was one of our directors or officers, and the heirs, executors and administrators of such a person in connection with defending any such proceeding in advance of its final disposition shall be paid by us; provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer, and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan, shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses. Notwithstanding the aforementioned indemnification provisions, we may, at the discretion of our Chief Executive Officer, enter into indemnification agreements with directors or officers.

        Section 145 of the DGCL provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such director or officer or former director or officer is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his or her conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

        The Charter contains a provision to limit the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended. In addition, the Amended and Restated By-Laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by us or in our right, by reason of the fact that he is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        As permitted by the DGCL, the Charter provides that, subject to certain limited exceptions, none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for the unlawful payment of dividends on or redemption or repurchase of our capital stock or (4) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to limit our ability and our stockholders' ability through stockholder derivative suits on our behalf, to recover monetary damages against a director for the breach of certain fiduciary duties as a director, including breaches resulting from grossly negligent conduct. In addition, the Charter and Amended and Restated By-Laws provide that we shall, to the fullest extent permitted by the DGCL, indemnify all of our directors and officers and that we may, to the extent permitted by the DGCL, indemnify our employees and agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

     Exhibit No.    Description
     -----------    -----------

        4.1 Amended and Restated Certificate of Incorporation of Careside, Inc. (incorporated by reference to Exhibit 3.1 filed with Careside, Inc.'s Quarterly Report on Form 10-Q for the Quarter ended June 30, 1999 (Commission File No. 001-15051))

        4.2 Amended and Restated By-Laws of Careside, Inc. (incorporated by reference to Exhibit No. 3.3 filed with Careside, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (Commission File No. 001-15051))

        4.3 Specimen Stock Certificate (incorporated by reference to Exhibit No. 4.1 filed with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333-69207))

        4.4 1996 Incentive and Non-Qualified Stock Option Plan, as amended and restated (incorporated by reference to Exhibit No. 10.11 file with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333-69207))

        4.5 1998 Key Executive Stock Option Plan, as amended and restated (incorporated by reference to Exhibit No. 10.12 filed with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333- 69207))

        4.6 1998 Incentive and Non-Qualified Stock Option Plan (incorporated by reference to Exhibit No. 10.13 file with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333-69207))

        4.7 1998 Director Stock Option Plan (incorporated by reference to Exhibit No. 10.14 filed with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333-69207))

        4.8 Employee Stock Purchase Plan (incorporated by reference to Exhibit No. 10.31 filed with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333-69207))

        5       Opinion of Pepper Hamilton LLP

        23.1    Consent of Arthur Andersen LLP

        23.2    Consent of Pepper Hamilton LLP (included in Exhibit 5)

        24      Power of Attorney (see Signature Pages)


ITEM 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

     Exhibit No.    Description
     -----------    -----------

        4.1 Amended and Restated Certificate of Incorporation of Careside, Inc. (incorporated by reference to Exhibit 3.1 filed with Careside, Inc.'s Quarterly Report on Form 10-Q for the Quarter ended June 30, 1999 (Commission File No. 001-15051))

        4.2     Amended and Restated By-Laws of Careside, Inc.
                (incorporated by reference to Exhibit No. 3.3 filed with Careside, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (Commission File No.
                001-15051)

        4.3 Specimen Stock Certificate (incorporated by reference to Exhibit No. 4.1 filed with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333-69207))

        4.4 1996 Incentive and Non-Qualified Stock Option Plan, as amended and restated (incorporated by reference to Exhibit No. 10.11 file with Careside, Inc.'s
                Registration Statement on Form S-1 (Commission File No. 333-69207))

        4.5 1998 Key Executive Stock Option Plan, as amended and restated (incorporated by reference to Exhibit No. 10.12 filed with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333- 69207))

        4.6 1998 Incentive and Non-Qualified Stock Option Plan (incorporated by reference to Exhibit No. 10.13 file with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333- 69207))

        4.7 1998 Director Stock Option Plan (incorporated by reference to Exhibit No. 10.14 filed with Careside, Inc.'s Registration Statement on Form S-1 (Commission File No. 333-69207))

        4.8 Employee Stock Purchase Plan (incorporated by reference to Exhibit No. 10.31 filed with Careside, Inc.'s
                Registration Statement on Form S-1 (Commission File No. 333-69207))

        5       Opinion of Pepper Hamilton LLP

        23.1    Consent of Arthur Andersen LLP

        23.2    Consent of Pepper Hamilton LLP (included in Exhibit 5)

        24      Power of Attorney (see Signature Pages)

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, California on December 15, 1999.

                              CARESIDE, INC.


                              By: /s/ James R. Koch
                                  ---------------------
                                      James R. Koch
                                      Executive Vice President, Chief Finance
                                      Financial Officer and Treasurer


                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James R. Koch and W. Vickery Stoughton, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                     DATE
---------                                     -----                     ----


      /s/ W. VICKERY STOUGHTON      Chairman of the Board of      December 15, 1999
--------------------------------   Directors, Chief Executive
          W. VICKERY STOUGHTON      Officer and Director
                                  (principal executive officer)

       /s/ THOMAS H. GROVE          Executive Vice President -    December 8, 1999
--------------------------------    Research and Development
           THOMAS H. GROVE               and Director


       /s/ JAMES R. KOCH             Chief Financial Officer,     December 8, 1999
--------------------------------     Treasurer, Executive Vice
           JAMES R. KOCH              President and Director
                                     (principal financial and
                                      accounting officer)


     /s/  ANTHONY P. BRENNER                Director              December 15, 1999
--------------------------------
          ANTHONY P. BRENNER

    /s/   WILLIAM F. FLATLEY                Director              December 15, 1999
--------------------------------
          WILLIAM F. FLATLEY


    /s/ KENNETH N. KERMES                   Director              December 8, 1999
--------------------------------
        KENNETH N. KERMES

   /s/ C. ALAN MACDONALD                    Director              December 10, 1999
--------------------------------
       C. ALAN MACDONALD


     /s/  DIANA MACKIE                      Director              December 8, 1999
--------------------------------
          DIANA MACKIE

     /s/  PHILIP B. SMITH                   Director              December 10, 1999
--------------------------------
          PHILIP B. SMITH